Exhibit 99.(c)(3)
Highly Confidential Summary Materials Project Eliot Goldman Sachs International 11th April, 2006

Sum-of-the-Parts Valuation Comparison Scenario 1 Pre Tax Allocation Pre Tax Allocation Pre Tax Allocation Morgan Stanley Goldman Sachs Delta Delta (%) Humira 633 511 122 24% ABT874 60 18 42 233% Lymphostat B 100 11 89 809% CAT 354 139 44 95 213% AZ current programs 80 20 60 300% CAT3888/8015 30 17 13 76% Other 80 8 72 900% Total 1,122 629 493 78% Tax (162) — (162) nm Post Tax total 960 629 331 53% Corporate Overhead (200) (115) (85) 74% Cash 311 287 24 8% Morphosys Shares 15 22 (7) -32% Equity value 1,086 823 263 32% Discovery Capabilities 230 — 230 nm Oncology development 107 — 107 nm GC1008 50 — 50 nm Patent infringement 30 — 30 nm Discovery License pipeline 30 — 30 nm CAM3001 10 — 10 nm Total 457 — 457 nm Net value 1,543 823 720 87% Comparison of MS to GS case (As is)

Sum-of-the-Parts Valuation Comparison Scenario 2 Post Tax Allocation Post Tax Allocation Morgan Stanley Goldman Sachs Delta Delta (%) Humira 542 511 31 6% ABT874 51 18 33 185% Lymphostat B 86 11 75 678% CAT 354 119 44 75 168% AZ current programs 68 20 48 242% CAT3888/8015 26 17 9 51% Other 68 8 60 756% Total 960 629 331 53% Tax — nm Post Tax total 960 629 331 53% - Corporate Overhead (200) (115) (85) 74% Cash 311 287 24 8% Morphosys Shares 15 22 (7) -32% Equity value 1,086 823 263 32% Discovery Capabilities 230 — 230 nm Oncology development 107 — 107 nm GC1008 50 — 50 nm Patent infringement 30 — 30 nm Discovery License pipeline 30 — 30 nm CAM3001 10 — 10 nm Total 457 — 457 nm Net value 1,543 823 720 87% Comparison of MS to GS case (Post Even Tax Allocation)

Reconciliation Between GS and MS Valuations Compound Reconciliation Considerations Humira Franchise 511 633 MS GS Valuation based on: — Peak sales of $3.5bn in 2010 — Gradual sales decline to 2018 — Royalty rate of 2.688% Tax represents 207p/share of difference WACC of 9% Vs 7.5% represents 42p/share of difference CAT-354 44 139 MS GS Revised valuation based on: — Upfront payment of £30m paid in 2006 — Probability weighted milestones of £125m (50% paid in 2008, 50% in 2010) — Royalty rate of 15% — Peak sales of $1bn in 2015 Pre-tax value of 139p/share Post tax value of 118p/share Lymphostat B 11 100 MS GS Increasing the peak sales from $750m (Lehman) to $1bn represents 3p/share of difference Tax represents 5p/share of difference The pre-tax value for Lymphostat B based on GS assumptions is 16p/share Increasing the probability of success from 17.5% to 69% represents 32p/share of difference ABT874 18 80 MS GS Tax represents 8p/share of difference Increased probability of success from 17.5% to 55% increases the value by 40p/share

Analysis of Differences: Thomas, Eliot, Market Limit Difference of Thomas Eliot Market Limit Eliot vs. Thomas Market vs. Thomas Cash/Morphosys 309 326 326 17 17 Humira 548 663 750 115 202 CAT 354 44 139 80 95 36 Lymphostat B 11 60 50 49 39 ABT 874 18 60 30 42 12 GC 1008 10 50 50 40 40 CAT 3888/8015 17 30 20 13 3 Other Pipeline 37 153 50 116 13 Thomas Collaboration 20 80 100 60 80 Oncology Development 0 107 25 107 25 Discovery Capabilities 0 230 50 230 50 Tax (200) (164) — - - Corporate Overheads (115) (200) — - - Net Tax/Running Costs (315) (364) (300) (49) 15 Total Pence/Share 699p 1,534p 1,231p +835p +532p Total (£m) 370 813 652 Total less Thomas Stake (£m) 299 656 526

Deal Comp of Selected Transactions Date Announced Acquiror Name Value of Transaction ($mil) Target Name % of Shares Acq. History File Event Premium 1 day Premium 1 week Premium 4 weeks 5/11/2001 Merck & Co Inc $616 Rosetta Inpharmatics Inc 100 Definitive stock swap acq 82% 77% 131% 11/21/2003 Eli Lilly & Co $418 Applied Molecular Evolution 100 Stock swap acquisition 53% 42% 56% 2/5/2005 Takeda $270 Syrrx Inc 100 Cash NA NA NA

Merck’s Acquisition of Rosetta Inpharmatics Transaction Rationale Transaction Details Merck is the second largest U.S — based pharmaceutical manufacturer and marketer with major strengths in the cardiovascular, endocrinology, anti-infectives, and vaccines segments — Its cardiovascular product lines collectively hold 40% and 25% of the worldwide statin and antihypertensive markets, respectively Rosetta Inpharmatics was a developer of DNA microarray technology and information systems for gene expression profiling, which can provide extensive information regarding compound and/or drug target activity within a variety of cell types. The company’s technology platform included its FlexJet DNA microarrays, its Rosetta Resolver Expression Data Analysis System, and its expression profile data sets Merck’s growth has historically been driven through internal research and development. Merck’s acquisition of Rosetta was positioned as an important supplement to its emerging research effort in genomics and bioinformatics, with broad applications across the company’s R&D Announcement Date 11-May-2001 Transaction type Stock-for-stock Exchange Ratio 0.2352x Implied Offer Price $18.00 Premium to Announcement Date 1 Day 81.6% 4 Weeks 131.0% Levered Consideration $458 million LTM Sales Multiple 31.4x Market Reaction Commentary For Merck, we believe the purchase was less about valuation and more about RSTA‘s intellectual property (which increases the efficiency and effectiveness of drug discovery). Merck has licensed Rosetta‘s gene expression software technology since 4Q00, and was in discussions to expand its relationship through a series of collaborations. Instead of signing a multi-million collaboration, Merck made the decision to acquire Rosetta outright UBS Warburg, 14-May-2001 The acquisition of Rosetta provides Merck with enhanced capabilities in genomics and is consistent with the company’s historical strategy of relying primarily on internal research efforts to fuel its pipeline Dain Rauscher, 11-May-2001 RSTA should build MRK’s drug discovery capability, ultimately accelerating the pace of development. RSTA’s technologies could be deployed broadly, building a competency in informational genomics CIBC World Markets, 11-May-2001 Challenging valuation given that there were no products on the market — Merck assessed the impact of Rosetta technology on its research programs and compared the cost of acquisition to cost of licensing — Value was also ascribed to key target validation patents High premium was designed to pre-empt the need of the Rosetta board to proceed with an auction Merck’s share price reaction of (0.8%) wiped off $1.2bn in value

7 Eli Lilly’s Acquisition of Applied Molecular Evolution Corporate Overview Transaction Details Applied Molecular Evolution, (AME) was a leader in applying directed molecular evolution to improve healthcare by optimizing and developing human biotherapeutics — Directed molecular evolution is a process for optimizing genes and proteins for specific commercial purposes AME’s principal focus was on applying its proprietary AME system technology platform to human biotherapeutics, the largest market for directed molecular evolution — Biotherapeutics, or biopharmaceuticals, are protein pharmaceuticals such as antibodies, cytokines, hormones and enzymes AME used its proprietary technology to develop improved versions of currently marketed, FDA-approved biopharmaceuticals as well as novel human biotherapeutics Announcement Date 21-Nov-2003 Transaction type Stock swap Exchange Ratio 0.2446x Transaction Value $418m Premium to Announcement Date 1 Day 53.0% 1 week 42.0% 4 Weeks 56.0% Commentary Transaction Rationale “I don’t think the timing is significant, relative to the IND,” said John Sullivan, analyst with Stephens Inc. in Boston. “I’m sure part of the reason is that Eli Lilly saw value in the molecule,” he added, but the real reason was the pharmaceutical company’s familiarity with the “versatility and power” of San Diego-based AME’S technology AME had a collaboration with Lilly to use directed molecular evolution on two of Lilly’s protein therapeutics in return for an undisclosed upfront signing fee, milestone payments and royalties on sales AME’s shares rose nearly 51% to $17.73 on the news. Lilly shares dipped 2.7% to $69.61 (loss of $2.1bn in value) About two years after signing a partnership for protein optimization with Eli Lilly and less than a week after filing its first investigational new drug application for a compound being developed in-house- Applied Molecular Evolution Inc. agreed to merge with Lilly Lilly’s view was probably that “we can buy them now or buy them later, more expensively,” Sullivan said. “We saw the same sort of thing when Merck bought Rosetta”

8 Takeda’s Acquisition of Syrrx Corporate Overview Transaction Details Founded in February, 1999, San Diego-based Syrrx achieved a competitive advantage in drug discovery by using its X-ray crystallography capabilities to determine the 3 dimensional structures of drug targets Syrrx directed its efforts toward therapeutics to treat metabolic diseases, cancer, and inflammation Syrrx had several type 2 diabetes treatment molecules in its pipeline. These were developed in partnerships with PPD and Roche. Takeda had just ended development of its own diabetes treatment, TAK-559, due to problems with safety. Syrrx had about six other products in preclinical research Takeda Pharmaceutical planned to begin US phase I and phase II clinical trials of two of Syrrx’s dipeptyl peptidase IV blockers for treatment of diabetes. Approval for the drugs had been sought from the FDA Preclinical trials were being conducted by Takeda Pharmaceutical on a third antidiabetic of the same type which it has developed itself. No decision has yet been made on when human trials will be started Announcement Date 2-May-2005 Transaction type Cash Transaction Value $270m Premium to Announcement Date 1 Day NA 1 Week NA 4 Weeks NA Commentary Transaction Rationale “The deal enables us to have a research facility overseas, tap advanced Syrrx technology, and improve Takeda’s overall ability for developing new drugs” “The price reflects not only obtaining Syrrx technology and its pipeline assessment, but synergistic effects with existing Takeda businesses were also taken into account” Very little share price reaction for Takeda Market expecting Takeda to address in-house pipeline issues Establishing its first overseas laboratory called Takeda San Diego. It is Takeda’s third research center in addition to two domestic facilities, and it would improve the company’s product development capabilities Syrrx had developed advanced high-speed X-ray crystallography for detailed analysis of the structure of proteins and chemical compounds. With this technology, optimal compounds can be found quickly, and it requires only 10% of conventional amounts of protein for analysis Takeda led in Japan in similar technology, yet it compared unfavourably with major global competitors. Syrrx technology was among the best in the world, and only a few technicians had the expertise to use it Takeda had been coping with insufficient numbers of new products in its pipeline by introducing external formulations since autumn 2004, but it had decided to reinforce its in-house capabilities for developing new drugs